Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION AND RELATED NOTES

On July 1, 2014 (the "Distribution Date"), International Paper Company completed the spin-off of its xpedx distribution solutions business ("xpedx") to the International Paper shareholders (the "Spin-off"), forming a new public company called Veritiv Corporation ("Veritiv"). Immediately following the Spin-off, UWW Holdings, Inc., the parent company of Unisource Worldwide, Inc. ("Unisource"), was merged with and into Veritiv (the "Merger"). The Spin-off and the Merger are collectively referred to as the "Transactions".
The following unaudited pro forma condensed combined statement of operations for the year ended December 31, 2014 combines the historical consolidated and combined statement of operations of Veritiv for the year ended December 31, 2014 and the historical consolidated statement of operations for Unisource for the six months ended June 30, 2014, giving effect to the Transactions as if they had occurred at the beginning of fiscal 2014. The unaudited pro forma condensed combined statement of operations is based on the assumptions, adjustments and eliminations described in the accompanying notes to the unaudited pro forma condensed combined statement of operations.
Prior to the Distribution Date, Veritiv’s results of operations consisted of only the xpedx business of International Paper and have been derived from International Paper’s historical accounting records. The financial results of xpedx have been presented on a carve-out basis through the Distribution Date, while the financial results for Veritiv, post Spin-off, are prepared on a stand-alone basis. As such, Veritiv's historical consolidated and combined statement of operations for the year ended December 31, 2014 consists of the combined results of operations of xpedx for the six months ended June 30, 2014 on a carve-out basis and the consolidated results of Veritiv on a stand-alone basis for the six months ended December 31, 2014.
For the period prior to the Spin-off, xpedx's results include expense allocations for certain functions previously provided by International Paper, including, but not limited to, general corporate expenses related to finance, legal, information technology, human resources, communications, insurance and stock-based compensation. These expenses have been allocated on the basis of direct usage when identifiable, with the remainder principally allocated on the basis of percent of capital employed, headcount, sales or other measures. Actual costs that may have been incurred if xpedx had been a stand-alone company would depend on a number of factors, including the organizational structure, whether functions were outsourced or performed by employees and strategic decisions made in areas such as information technology and infrastructure. As such, xpedx’s historical results do not necessarily reflect what xpedx’s results of operations would have been had xpedx operated as a stand-alone company during the period presented.
The unaudited pro forma condensed combined statement of operations contains only adjustments that are factually supportable and directly attributable to the Transactions and does not reflect events that have occurred or may occur after the Transactions, including the impact of any synergies expected to result from the Merger.

The unaudited pro forma condensed combined statement of operations should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined statement of operations;

•
Veritiv's audited consolidated and combined financial statements and related notes as of and for the year ended December 31, 2014, which are incorporated by reference from Veritiv’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission on March 24, 2015; and

•
Unisource’s unaudited historical condensed consolidated financial statements and related notes as of and for the six months ended June 30, 2014, which are included elsewhere in this Current Report on Form 8-K.

The unaudited pro forma condensed combined statement of operations is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations of the combined company would have been had the Transactions occurred at the beginning of fiscal 2014, nor are they necessarily indicative of future consolidated results of operations.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
Year Ended December 31, 2014

	Historical		Pro Forma Adjustments (Note 2)		Pro Forma Condensed Combined
(Dollars in millions, except per share data)	Veritiv	Unisource
Net sales	$7,406.5	$1,907.5	$—		$9,314.0
Cost of products sold	6,180.9	1,565.0	—		7,745.9
Distribution expenses	426.2	125.3	—		551.5
Selling and administrative expenses	689.1	190.0	(2.7)	A,B	876.4
Depreciation and amortization	37.6	12.2	6.8	B,C,D	56.6
Restructuring charges	4.0	0.2	—		4.2
Merger and integration expenses	75.1	14.1	(89.2)	E	—
Asset impairment	—	2.8	—		2.8
Operating income (loss)	(6.4)	(2.1)	85.1		76.6

Other (income) expense, net	1.2	—	—		1.2
Interest expense, net	14.0	12.4	0.1	C,F	26.5
Gain on sale of equity-method investments	—	(6.6)	—		(6.6)
Income (loss) from continuing operations before income taxes	(21.6)	(7.9)	85.0		55.5
Income tax provision (benefit)	(2.1)	7.5	33.2	G	38.6
Equity earnings of affiliates, net of taxes	—	(0.3)	—		(0.3)
Income (loss) from continuing operations	$(19.5)	$(15.1)	$51.8		$17.2

Pro forma earnings per share from continuing operations:
Basic (a)	$(1.61)				$1.08
Diluted (b)	$(1.61)				$1.08

Pro forma weighted-average shares outstanding:
Basic (a)	12,080,000				16,000,000
Diluted (b)	12,080,000				16,000,000

(a)
Pro forma basic earnings per share and pro forma weighted-average basic shares outstanding for the year ended December 31, 2014 reflect the number of shares of Veritiv common stock that were outstanding upon completion of the Transactions.

(b)
Pro forma diluted earnings per share and pro forma weighted-average diluted shares outstanding reflect the number of shares of common stock outstanding upon completion of the Transactions and reflect the issuance of shares of common stock under Veritiv equity plans in which our employees participate, based on the distribution ratio.

See accompanying notes to the unaudited pro forma condensed combined statement of operations.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
Note 1. Basis of Presentation
The accompanying unaudited pro forma condensed combined statement of operations for the year ended December 31, 2014 presents the results of operations of the combined company based upon the historical consolidated and combined statement of operations of Veritiv for the year ended December 31, 2014 and the historical consolidated statement of operations of Unisource for the six months ended June 30, 2014, giving effect to the Transactions as if they had occurred at the beginning of fiscal 2014, including the pro forma adjustments described in these notes. The accompanying unaudited pro forma condensed combined statement of operations has been prepared using and should be read in conjunction with Veritiv's audited consolidated and combined financial statements and related notes as of and for the year ended December 31, 2014 and Unisource’s unaudited historical condensed consolidated financial statements and related notes as of and for the six months ended June 30, 2014.
The accompanying unaudited pro forma condensed combined statement of operations is presented for illustrative purposes only and does not reflect events that have occurred or may occur after the Transactions, including the impact of any synergies expected to result from the Merger. In addition, for the period prior to the Distribution Date, the operations of xpedx were conducted and accounted for as part of International Paper. xpedx’s results have been derived from International Paper’s historical accounting records and reflect significant allocations of direct costs and expenses.

For purposes of the unaudited pro forma condensed combined statement of operations, a global blended statutory tax rate of 39.0% has been used. This does not reflect the combined company’s expected effective tax rate, which will include other tax charges and benefits, and does not take into account any historical or possible future tax events that may impact the combined company.

Note 2. Pro Forma Adjustments

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2014 reflects the following adjustments:

(A)
A $2.2 million decrease in selling and administrative expenses for the year ended December 31, 2014 to remove advisory fees paid to Bain Capital by UWW Holdings, Inc. in conjunction with the Transactions as these fees were terminated.

(B)
A $0.6 million decrease in costs for the year ended December 31, 2014 related to facilities historically shared by International Paper and xpedx, as lease agreements have been entered into between International Paper and the combined company for these shared properties in connection with the Transactions. The adjustment impacted the following financial statement line items:

(Dollars in millions)	Year Ended December 31, 2014
Selling and administrative expense	$(0.5)
Depreciation and amortization	(0.1)
Total	$(0.6)

(C)
A $5.2 million increase in depreciation expense for the year ended December 31, 2014 as a result of the fair value step-up of Unisource property and equipment acquired. In addition, interest expense reflects a decrease of $2.3 million for the year ended December 31, 2014 attributable to accretion of the fair value step-up of Unisource capital lease obligations to related party.

(D)	A $1.7 million increase in amortization expense for the year ended December 31, 2014 resulting from adjustments to Unisource intangible assets.

(E)
A $89.2 million adjustment to eliminate one-time merger and integration expenses for the year ended December 31, 2014. Merger expenses include advisory, legal and other professional fees directly associated with the Merger. Integration expenses include professional services and project management fees, retention compensation, termination benefits (including change-in-control bonuses), rebranding and other costs to integrate the combined businesses of xpedx and Unisource.

(F)
A $2.4 million increase in interest expense for the year ended December 31, 2014 resulting from the terms of, and borrowings under, the ABL (as defined below). In connection with the Transactions, the combined company entered into a new five year asset-based revolving credit facility (the “ABL”) that provides for borrowings of up to $1,400.0 million. Under the terms of the ABL, interest expense is either base rate plus up to 2.0% or LIBOR plus up to 3.0%, in each case, depending on the level of borrowings under the facility. Pro forma adjusted interest expense is calculated based on average one month LIBOR for the six months ended June 30, 2014 of 0.16%, plus an additional rate of 2.75% for the first $80 million of expected borrowings and 1.50% for the expected borrowings in excess of $80 million, consistent with the terms of the ABL. The applicable additional rate under the terms of the ABL may vary depending on the level of borrowings under the facility.

(G)	For purposes of these unaudited pro forma condensed combined financial statements, a global blended statutory tax rate of 39.0% has been used.
Note 3. Items Not Included

The unaudited pro forma condensed combined statement of operations do not reflect the following:

•	The increased costs of being a separate public company,

•	The benefits that may result from the realization of cost synergies expected to be realized as a result of the Transactions,

•	The potential impact of post-Transactions compensation and benefit structure changes of the combined company, nor

•
The impact of a potential earnout payment of up to $100 million that the combined company may be required to pay International Paper if the combined company’s aggregate EBITDA exceeds an agreed-upon target.

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